UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 15, 2011
NORTHUMBERLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Pkwy #200-258; Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number:		702 335 0356
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directiors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2011, Mr. B. Geoffrey Scales resigned as sole director, president and treasurer (principal executive officer, principal financial officer and principal accounting officer) of our company. As a result of Mr. Scales’s resignation, on January 15, 2011, we appointed Dr. Fortunato Villamagna as our sole director, president and treasurer (principal executive officer, principal financial and principal accounting officer). On January 17, 2011 we appointed Peter Hewitt as director and to act as secretary, CFO and treasurer.

Dr. Fortunato Villamagna, age 51, has over 25 years of domestic and international experience in the mining services, specialty and bulk chemicals, capital equipment, bioenergy, aerospace and energetic materials businesses. Dr. Villamagna holds a PhD in Chemistry and MBA in Global Management, and has worked throughout North America, Europe, Australia and West Africa.  In addition to joining Northumberland Resources Inc. Dr. Villamagna is also secretary and Director of Lucky Boy Silver Corp., (symbol LUCB.OB). Dr. Villamagna also served as director and CEO of UTEC Inc. from January 7, 2007 to May 21, 2010. Prior to the role, Dr. Villamagna served as President of BioEnergy Systems, a technology company serving the biofuels industry. Prior to that Dr. Villamagna was Vice President - Business Development for American Pacific Corporation (AMPAC), a publically listed company with divisions and subsidiaries that manufacture active pharmaceutical ingredients and registered intermediates, energetic products used primarily in space flight, aerospace and defense systems, clean fire- extinguishing agents and water treatment equipment. Prior to that Dr. Villamagna was the Vice President Technology, Americas and Europe for Orica Inc., an Australian-owned, publicly-listed global company, and global leader in mining products and services. Prior to that Dr. Villamagna was the Director of Bulk Delivered Products for Energetic Solutions, Inc., a part of UK Based ICI Explosive.

Peter Hewitt, Age 46, has over 20 years experience working within the Graphic Design and Print Industry.  He has worked for blue chip companies such as TVR Sports Cars Ltd and Findel Plc.  From 1998 to the present Peter has been with Express Gifts Ltd and is the Studio Manager running a team of 20 highly skilled Graphic Designers. He and his team are responsible for producing catalogues for the mail order and internet markets. Before joining Express Gifts Peter was the Studio Manager for TVR Sports Cars and was instrumental in the setting up and development of a successful PR and Marketing Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHUMBERLAND RESOURCES, INC.
/s/Fortunato Villamagna	/s/ Peter Hewitt
Dr. Fortunato Villamagna	Peter Hewitt
President, CEO and Director	Secretary, CFO and Director
February 2, 2011